Exhibit 10.1

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment (this “Amendment”) is made and entered into as of September 15, 2010 by and between Cellu Tissue Holdings, Inc. (the “Company”) and Russell Taylor (the “Executive”) effective as of the date hereof.

WHEREAS, the Company and the Executive entered into an agreement regarding the terms of the Executive’s employment with the Company (the “Employment Agreement”) effective as of May 8, 2006;

WHEREAS, the Company and the Executive entered into a First Amendment to the Employment Agreement effective as of January 18, 2010 in connection the initial public offering of the common stock of the Company;

WHEREAS, the Company entered into an Agreement and Plan of Merger, dated as of the date hereof, with Clearwater Paper Corporation and Sand Dollar Acquisition Corporation (the “Merger Agreement”);

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, the Company desires to provide the Executive with the ability to terminate his employment for “Good Reason” and receive any severance payment under the Employment Agreement if the Executive is required to relocate his primary workplace by more than 50 miles from the Company’s current headquarters without his consent; and

WHEREAS, the Company and the Executive desire to amend the Employment Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing premises and the terms set forth in this Amendment, the parties hereby agree as follows:

1. Section 5(e) of the Employment Agreement is hereby amended to replace the period at the end of clause (iv) with “; or” and add a new subparagraph (v) that reads as follows:

(v) a relocation of the Executive’s primary workplace by more than 50 miles from the Company’s current headquarters without the Executive’s consent.

2. If the merger contemplated under the Merger Agreement is not consummated, this Amendment shall become null and void and shall have no further force or effect.

IN WITNESS WHEREOF, the Company and the Executive have executed this Second Amendment this 15th day of September, 2010.

CELLU TISSUE HOLDINGS, INC.

By:	/s/ W. Edwin Litton

EXECUTIVE

/s/ Russell C. Taylor